Exhibit 99.1

NDC Plaza

Atlanta, GA 30329-2010

404-728-2000

FOR IMMEDIATE RELEASE

NDCHealth to Review Physician Software Exchange Practices

ATLANTA, October 28, 2004 – NDCHealth Corporation (NYSE: NDC) today announced that, during the course of its ongoing operating procedures, the company has identified certain practices regarding the exchange of physician software inventory held by value added resellers that were inconsistent with company policies dealing with such exchanges.

A review of the physician business is ongoing, and the company has not determined the impact, if any, on its financial statements. This review, which will include the company’s independent auditors, is expected to be concluded prior to the release of the company’s fiscal second quarter results for the period ending November 26, 2004. The company intends to announce the results of this review as soon as it is in a position to do so.

NDCHealth’s physician business comprised approximately 8% of the company’s total revenue for the last 12 months.

About NDCHealth

NDCHealth is uniquely positioned in healthcare as a leading provider of point-of-care systems, electronic connectivity and information solutions to pharmacies, hospitals, physicians, pharmaceutical manufacturers and payers.

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements related to the company’s review or related to the company’s financial statements. These statements involve risks and uncertainties that may cause actual results to differ materially, and are only predictions and not guarantees of performance. More detailed risk factors and cautionary statements are included in NDCHealth’s Annual Report on Form 10-K for the fiscal year ended May 28, 2004 and other company filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update publicly any of them in light of new information or future events.

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Contact:

Robert Borchert

VP, Investor Relations

404-728-2906

robert.borchert@ndchealth.com